                                                                EXHIBIT 99.1



                                                    (AMERICAN HEALTHWAYS LOGO)


FOR IMMEDIATE RELEASE                    Contact:  Mary A. Chaput
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (615) 665-1122


                   AMERICAN HEALTHWAYS REPORTS SECOND-QUARTER
                       DILUTED EARNINGS PER SHARE OF $0.15

                           --------------------------

                              REVENUES INCREASE 42%
                           --------------------------

          AFFIRMS FISCAL 2004 EARNINGS GUIDANCE; PROVIDES GUIDANCE FOR
                           THIRD AND FOURTH QUARTERS


NASHVILLE, TENN. (MARCH 22, 2004) - Ben R. Leedle, Jr., president and chief executive officer of American Healthways, Inc. (Nasdaq: AMHC), today announced that the Company met earnings guidance for the second quarter ended February 29, 2004, with earnings per diluted share of $0.15. Revenues for the quarter increased 42% to $57,122,000 from $40,101,000 for the second quarter of fiscal 2003. Net income for the second quarter was $5,324,000, or $0.15 per diluted share, compared with $5,144,000, or $0.16 per diluted share, for the second quarter of fiscal 2003. Results for the second quarter of fiscal 2003 included $0.03 per share from incentive bonus revenues compared with no earnings impact from incentive bonus revenues for the second quarter this fiscal year. Prior-period results have been adjusted to reflect the two-for-one stock split effected in December 2003.

         "We are pleased with the Company's performance," stated Leedle. "In achieving the high end of our earnings guidance, the Company was right on track with our expectations for the second quarter. Our revenue growth was driven by a 54% increase in actual lives under management to 1,054,000 at the end of the quarter from 686,000 at the end of the second quarter of fiscal 2003. While we experienced normal disenrollment/reenrollment activities by our health plan customers as of January 1st, the net decline from this seasonal activity this year was, as expected, slightly less than the historical rate of 5% to 7% due to the reduced churn in our ASO accounts. In addition, as expected, a number of new lives under management were added during the quarter from growth in ASO contracts and from the initiation of several previously announced new contracts and contract expansions during the quarter, resulting in a net increase in total lives under management from the preceding quarter. As discussed in our first-quarter news release, the ramp up of costs ahead of revenue recognition for newly signed contracts, the opening of two new care enhancement centers to handle actual and anticipated near-term growth and continuing StatusOne integration costs had the expected effect on our results.



                                     -MORE-


                                                3541 Green Hills Village Drive
                                                Nashville, Tennessee 37215
                                                telephone: 615-665-1122
                                                facsimile: 615-665-7697
                                                www.americanhealthways.com

AMHC Reports Second-Quarter Results
Page 2
March 22, 2004


         "We remain pleased with the implementation of new contracts, which continue on schedule, and with our contracting momentum. We renewed, expanded or signed new contracts with six health plans during the second quarter, and we have signed four additional new or expanded contracts since the end of the second quarter. We continue to produce substantial growth in our ASO/PPO lives under management, which have increased approximately 60% to over 210,000 at the end of the second quarter from 132,000 at the end of fiscal 2003 and have more than tripled since the second quarter of fiscal 2003. Through our joint efforts with our health plan customers, we have 127 self-insured employers under contract.

         "Among our highlights since the start of the second quarter are the following:

         - TEN NEW, RENEWED, OR EXPANDED CONTRACTS SIGNED - We signed six contracts in the second quarter, including those with The Regence Group, HealthSpring and Joint Benefit Trust that we discussed in the first quarter earnings release. We also signed a new contract with Harvard Pilgrim Health Care for our cardiac program, which represents the first cross-sale of an existing StatusOne customer. Mutual of Omaha expanded its three-year contract by adding heart failure and asthma programs to the diabetes program we have been providing for four years. We also signed a two-year contract renewal with Blue Cross Blue Shield of Kansas City, for whom we have provided diabetes and cardiac programs since June 2000.

                  Since the end of the second quarter, the Company has entered into three contracts with new customers and one additional contract expansion. Among the new contracts, the first is with Colorado-based Rocky Mountain Health Plans ("RMHP"), which is scheduled to begin July 1, 2004. Under this three-year contract, American Healthways will provide its diabetes and cardiac disease programs to RMHP's commercial members. The second contract is with Massachusetts-based Private Healthcare Systems, the operator of the largest proprietary PPO network in the country. Under this contract, which is scheduled to begin May 1, 2004, we will provide our full suite of disease management and care enhancement services. The third new contract is with North Carolina State Health Plan for our StatusOne high-risk health management program, which is scheduled to begin April 1, 2004. In addition to the expansion with Mutual of Omaha in January, the plan has already decided to further expand the relationship again to also include chronic obstructive pulmonary disease and coronary artery disease, which will be launched in April and continue for a three-year term.

         - CARE ENHANCEMENT CENTER OPENINGS REFLECT GROWING LIVES UNDER MANAGEMENT -To handle the additional required capacity for servicing the new contracts signed since the beginning of the fiscal year, American Healthways completed the planned and on-schedule openings of its seventh care enhancement center in Baltimore during the second quarter, followed by the eighth center in Seattle on March 1st in conjunction with the launch of the Regence contract.

ANNUAL AND QUARTERLY GUIDANCE FOR FISCAL 2004

         American Healthways reaffirms its established guidance for fiscal 2004 earnings per diluted share in a range of $0.71 to $0.73, based on its current health plan business under management, its backlog at the end of the second quarter - approximately $19 million in




                                     -MORE-

AMHC Reports Second-Quarter Results
Page 3
March 22, 2004


annualized revenues - and its pipeline of potential new contracts and contract extensions. The Company also continues to expect fiscal 2004 revenues to be in a range of $245 million to $255 million. Furthermore, the Company is today establishing its guidance for earnings per diluted share for the third quarter of fiscal 2004, in a range of $0.18 to $0.19, and for the fourth quarter of fiscal 2004, in a range of $0.26 to $0.27, which includes the anticipated recording of certain performance-based revenues from the billings-in-excess-of-earnings account as contractual targets are met. The Company's earnings per diluted share were $0.14 and $0.15 for the third and fourth quarters of fiscal 2003, respectively, which included $0.01 and $0.02 of incentive bonus revenues, respectively. The Company's earnings guidance does not include any impact of future incentive bonus revenues.

SUMMARY

         Mr. Leedle concluded, "We believe American Healthways' prospects for continuing long-term profitable growth are supported by strong industry trends, our leading industry position, the documented results we are producing with all of our established programs, and a very active pipeline of potential contracts. At a time of growing commercial, Medicare and Medicaid demand for effective disease management solutions, we feel that American Healthways is uniquely positioned to meet that demand because of the comprehensiveness of its programs, the scale of its operations and its proven ability to bend the trend of health care cost increases with both large commercial and Medicare populations."

CONFERENCE CALL

         American Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations or by going to the following Web site - www.streetevents.com - at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the Company's Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company's website at www.americanhealthways.com.

SAFE HARBOR PROVISIONS

         This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the Company's ability to integrate the operations of StatusOne into the Company's business; the Company's ability to achieve the expected financial results for StatusOne; the timing of implementation, and the effect, of regulatory rules and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company's ability to sign and execute on new contracts for disease management services and care enhancement services; the risks associated with a significant concentration of the Company's revenues with a limited




                                     -MORE-

AMHC Reports Second-Quarter Results
Page 4
March 22, 2004

number of health plan customers; the Company's ability to effect cost savings and clinical outcomes improvements under health plan disease management and care enhancement contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the Company's ability to accurately forecast performance under the terms of its health plan contracts ahead of data collection and reconciliation; the ability of the Company to collect contractually earned incentive bonuses; the ability of the Company's health plan customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance under the terms of its health plan contracts; the Company's ability to resolve favorably contract billing and interpretation issues with its health plan customers; the ability of the Company to effectively integrate new technologies such as those encompassed in its care enhancement initiatives into the Company's care management information technology platform; the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be needed to support the growth of the Company's health plan operations and to support or guarantee the Company's performance under new health plan contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company's ability to attract and/or retain and effectively manage the employees required to implement its agreements with hospitals and health plan organizations; the impact of litigation involving the Company; the impact of future state and federal health care legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company's customers and their willingness to purchase the Company's services; and general economic conditions. The Company undertakes no obligation to update or revise any such forward-looking statements.

         American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Feb. 29, 2004, the Company had 1,054,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.





                                     -MORE-

AMHC Reports Second-Quarter Results
Page 5
March 22, 2004



                            AMERICAN HEALTHWAYS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                     THREE MONTHS ENDED         SIX MONTHS ENDED
                                                       FEBRUARY 29/28,           FEBRUARY 29/28,
                                                -------------------------   -------------------------
                                                   2004           2003          2004         2003
                                                -----------   -----------   -----------   -----------

Revenues                                        $    57,122   $    40,101   $   108,200   $    77,639
Cost of services                                     37,020        24,806        71,164        49,432
                                                -----------   -----------   -----------   -----------
  Gross margin                                       20,102        15,295        37,036        28,207

 Selling, general & administrative expenses           6,022         3,793        11,164         7,711
 Depreciation and amortization                        4,429         2,663         8,570         5,201
 Interest                                               890           120         1,834           306
                                                -----------   -----------   -----------   -----------

Income before income taxes                            8,761         8,719        15,468        14,989
Income tax expense                                    3,437         3,575         6,187         6,146
                                                -----------   -----------   -----------   -----------

Net income                                      $     5,324   $     5,144   $     9,281   $     8,843
                                                ===========   ===========   ===========   ===========


Basic income per share(1):                      $      0.17   $      0.17   $      0.29   $      0.29
                                                ===========   ===========   ===========   ===========

Diluted income per share(1):                    $      0.15   $      0.16   $      0.27   $      0.27
                                                ===========   ===========   ===========   ===========

Weighted average common shares and
  equivalents(1):
   Basic                                         32,039,000    30,883,000    31,915,000    30,838,000
   Diluted                                       34,746,000    32,680,000    34,507,000    32,685,000



(1) Restated to reflect the impact of a two-for-one stock split on December 19, 2003.




                                     -MORE-

AMHC Reports Second-Quarter Results
Page 6
March 22, 2004


                            AMERICAN HEALTHWAYS, INC.
                             STATISTICAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



                                        FEBRUARY 29,           February 28,
                                            2004                   2003
                                       ----------------------------------------

           OPERATING STATISTICS
  Actual lives under
    management at end of period           1,053,820               685,683
  Annualized revenue in backlog             $18,833               $16,320(1)



(1) Includes StayWell and HealthPlus contracts signed in March 2003.

 RECONCILIATION OF DILUTED EARNINGS PER SHARE EXCLUDING INCENTIVE BONUS REVENUES
                 TO DILUTED EARNINGS PER SHARE (EPS), GAAP BASIS


                                               Three Months Ended  Three Months Ended
                                                  February 29,        February 28,
                                                      2004               2003
                                                   ------------      ------------
  EPS excluding incentive bonus revenues(2)        $       0.15      $       0.13
  EPS attributable to incentive bonus revenues                -              0.03
                                                   ------------      ------------
  EPS, GAAP basis                                  $       0.15      $       0.16
                                                   ============      ============


(2) EPS excluding incentive bonus revenues is a non-GAAP financial measure. The Company excludes incentive bonuses from this measure primarily because of their unpredictability and relies on EPS excluding incentive bonus revenues as a primary measure to review and assess the ongoing operating performance of contracts. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EPS excluding incentive bonus revenues in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.




                                    - MORE -

AMHC Reports Second-Quarter Results
Page 7
March 22, 2004

                            AMERICAN HEALTHWAYS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                            (UNAUDITED)
                                                            FEBRUARY 29, August 31,
                                                               2004       2003(1)
                                                            ----------   ---------
ASSETS
 Current assets:
  Cash and cash equivalents                                 $  29,260    $  35,956
  Accounts receivable, net
     Billed                                                    34,683       18,526
     Unbilled                                                   3,817        7,971
  Other current assets                                          5,378        4,267
  Deferred tax asset                                            1,097          758
                                                            ---------    ---------

    Total current assets                                       74,235       67,478

Property and equipment
  Leasehold improvements                                        6,103        5,045
  Computer equipment and related software                      46,000       38,214
  Furniture and office equipment                               10,944        9,558
                                                            ---------    ---------
                                                               63,047       52,817
  Less accumulated depreciation                               (31,836)     (25,166)
                                                            ---------    ---------
    Net property and equipment                                 31,211       27,651

Long-term deferred tax asset                                       67           --

Other assets                                                    3,026          182
Intangible assets, net                                         21,876          264
Goodwill, net                                                  93,541       44,438
                                                            ---------    ---------
Total assets                                                $ 223,956    $ 140,013
                                                            ---------    ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                                          $   4,904    $   4,067
  Accrued salaries and benefits                                 3,603        9,162
  Accrued liabilities                                           4,724        2,790
  Contract billings in excess of earned revenue                 7,817        3,272
  Income taxes payable                                            219          391
  Current portion of long-term debt                            12,404          389
  Current portion of long-term liabilities                        955          360
                                                            ---------    ---------
    Total current liabilities                                  34,626       20,431

Long-term debt                                                 42,634          109

Long-term deferred tax liability                               11,838        2,380

Other long-term liabilities                                     5,053        4,662

Commitments and contingencies

Stockholders' equity
  Preferred stock
    $.001 par value, 5,000,000 shares authorized,
      none outstanding                                             --           --
  Common stock(2)
    $.001 par value, 75,000,000 and 40,000,000 shares
      authorized, 32,116,632 and 31,593,464 shares
      outstanding                                                  32           32
  Additional paid-in capital(2)                                82,163       74,070
  Retained earnings                                            47,610       38,329
                                                            ---------    ---------

    Total stockholders' equity                                129,805      112,431
                                                            ---------    ---------

Total liabilities and stockholders' equity                  $ 223,956    $ 140,013
                                                            ---------    ---------



(1) Certain items have been reclassified to conform to current classifications.
(2) Restated to reflect the impact of a two-for-one stock split on December 19, 2003.


                                    - MORE -

AMHC Reports Second-Quarter Results
Page 8
March 22, 2004



                            AMERICAN HEALTHWAYS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                  (In thousands)


                                                                      SIX MONTHS ENDED
                                                                       FEBRUARY 29/28,
                                                                   ----------------------
                                                                     2004         2003(1)
Cash flows from operating activities:
Net income                                                          $  9,281    $  8,843
   Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                        8,570       5,201
  Amortization of deferred loan costs                                    384         138
  Tax benefit of stock option exercises                                3,780         719
  Increase in accounts receivable, net                               (11,574)     (5,249)
  Increase in other current assets                                      (232)       (781)
  Increase in accounts payable                                           294          50
  Decrease in accrued salaries and benefits                           (6,179)     (5,780)
  Increase in other current liabilities                                2,947       9,778
  Other                                                                1,489         727
     Decrease in other assets                                            170         168
     Payments on other long-term liabilities                            (300)       (204)
                                                                    --------    --------
Net cash flows provided by operating activities                        8,630      13,610
                                                                    --------    --------

Cash flows from investing activities:
  Acquisition of property and equipment                               (8,538)     (7,757)
  Business acquisitions, net of cash acquired                        (60,223)         --
                                                                    --------    --------
Net cash flows used in investing activities                          (68,761)     (7,757)
                                                                    --------    --------

Cash flows from financing activities:
  Increase in restricted cash and cash equivalents                        --      (3,000)
  Proceeds from issuance of term note, net of deferred loan costs     57,685          --
  Exercise of stock options                                            1,964         392
  Payments of long term-debt                                          (6,214)       (189)
                                                                    --------    --------
Net cash flows provided by (used in) financing activities             53,435      (2,797)
                                                                    --------    --------

Net increase (decrease) in cash and cash equivalents                  (6,696)      3,056

Cash and cash equivalents, beginning of period                        35,956      23,924
                                                                    --------    --------

Cash and cash equivalents, end of period                            $ 29,260    $ 26,980
                                                                    ========    ========


(1) Certain items have been reclassified to conform to current classifications.


                                     - END -